                                       May 12, 1998

            Third Amendment to Lease Agreement
      Between G.S. Developers and Dataram Corporation

          The Lease Agreement dated January 31, 1995, between G.S. Developers, and the Dataram Corporation, as amended, is hereby further amended as follows:

     The demised premise is hereby expanded to add 25
Richards Road Ivyland, Montgomery County Pennsylvania. The leased premise now consists of all 25, 27 and 29 Richards
Road.

     The lessee shall take possession immediately. The minimum rental which lessee agrees to pay is $3000.00 per month for the additional space commencing from day of May
1, 1998 possession to the end of the current lease to January 31, 2000. The new aggregate monthly minimum rental shall be $9000.00 for the total space occupied by Dataram.

     The additional space is being rented in an "as is" condition and lessee shall be responsible for securing a certificate of occupancy and to make such renovations as it may require. All proposed renovations shall be first submitted to the landlord for landlord's approval.
Landlord will not unreasonably withhold its consent.


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Continued


     In exchange for Lessor's permitting the Lessee to install air conditioning and other equipment on the roof of the leased premises, to the extent that the Lessee or their agents cause damage to the roof in the installation of such equipment and in the maintenance thereof, Lessee will be responsible for the cost of such repairs and Lessor's responsibility to maintain the roof is modified accordingly.

     The lessee agrees to install carry pads or similar product on the roof from the edge of the roof to the various units that Lessee shall maintain on the roof to create a walkway to and around the said installation.

     The Security Deposit is to be increased to $9000.00.

     The option to renew is hereby amended to read as follows:

     G.S. Developers will give Dataram an option for two more years at a aggregate minimum monthly rental of $10,000.00. Total $120,000 annual rate from Februaury 1,
2000 to January 31, 2002

     G.S. Developers will also give Dataram a second option for two more years at a $3500.00 per month per each bay 25, 27 & 29 totaling $10,500 per month from February 1, 2002 to
January 31, 2004.

Continued

     ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL Lease, except as modified by this amendment, shall remain in full force and effort.

     IN WITNESS WHEREOF, the parties have hereunto executed these presents this 1st day of May 1998.

SEALED AND DELIVERED
IN THE PRESENCE OF:


                             WITNESS:  MARK MADDOCKS
                                       _______________

BY:  JEFFREY H. DUNCAN       WITNESS:  WITNESSED
_______________________                _______________


                             WITNESS:  WITNESSED
                                       ________________


BY:  HARRY SILVER            WITNESS:  WITNESSED
______________________                 _______________
Harry Silver
G.S. Developers